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                                                                    EXHIBIT 23.2

[KPMG Peat Marwick LLP Letterhead]


The Board of Directors
Budget Group, Inc.:

We consent to the incorporation by reference in the following registration statements of Budget Group, Inc. of our report dated December 20, 1996, with respect to the combined balance sheet of Ryder Consumer Truck Rental (a division of Ryder Truck Rental, Inc., a wholly owned subsidiary of Ryder System, Inc.) as of October 16, 1996, and the related combined statements of earnings and changes in Ryder investment and cash flows for the period from January 1, 1996 to October 16, 1996, which report appears in Budget Group, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-49679) dated April 27, 1998, and is incorporated by reference in the Form 8-K/A (Amendment No. 2) of Budget Group, Inc. dated July 22, 1998;

     - Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 30, 1996, File No. 333-04757.

     - Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 26, 1997, as amended by Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on January 7, 1998, File 333-41093.

     - Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 27, 1998, File No. 333-47079.

     - Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 9, 1998, File No. 333-49819.

     - Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 2, 1998, File No. 333-58477.

     - Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 14, 1998, File No. 33-59049.

/s/ KPMG Peat Marwick LLP


Miami, Florida
July 16, 1998